FOR IMMEDIATE RELEASE

Ridgestone Financial Services, Inc.
13925 W. North Avenue
Brookfield, Wisconsin 53005
Telephone: (262) 789-1011
Contact: Paul E. Menzel, Chairman

RIDGESTONE FINANCIAL REPORTS A DECREASE IN NET INCOME FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004

Brookfield, Wisconsin, October 27, 2004 – Ridgestone Financial Services, Inc. (OTC: RFSV) reported a 61% decrease in after-tax net income to $223,546 for the nine months ended September 30, 2004, compared with after-tax net income of $574,667 for the same period of the prior year. However, after-tax net income for the third quarter 2004 increased 35% over the second quarter, from $61,321 for the three months ended June 30, 2004, to $83,033 for the three months ended September 30, 2004, primarily due to increased loan volume in the third quarter. Diluted earnings per share decreased to $0.23 for the nine months ended September 30, 2004 as compared to $0.60 per share for the same period of 2003. The year-to-date decrease was primarily due to soft loan demand resulting in lower loan volume, interest margin pressure and a decline in fee income from the sale of mortgages into the secondary market. For the three months ended September 30, 2004, after-tax net income decreased by 47% to $83,033 compared with after-tax net income of $158,119 for the same period of the prior year. Diluted earnings per share decreased to $0.09 for the three months ended September 30, 2004 as compared to $0.17 per share for the same period of 2003.

Paul E. Menzel, Chairman of the Company, stated, “We’re encouraged by the increasing commercial loan demand in the third quarter which has contributed to an increase in profitability over the second quarter of 2004. Loans increased in the third quarter by $6.7 million from June 30, 2004, due to increased calling efforts started earlier in the year. We anticipate this trend will continue into the fourth quarter of this year.”

Net interest income before provision for loan losses for the nine months ended September 30, 2004 decreased over the same period last year by $378,922 or 14% to $2,293,254. The decrease was primarily due to lower loan volume and lower average rates earned on the loan portfolio. For the three months ended September 30, 2004, net interest income before provision for loan losses was $802,650, a decrease of $55,718 or 6% over the three months ended September 30, 2003. The decrease was primarily due to lower average rates earned on the loan portfolio. Net interest margin for the nine months ended September 30, 2004 was 3.86% compared to 4.44% for the same period of the prior year. No provision for loan losses was made for the three and nine months ending September 30, 2004, compared with provisions of $273,000 and $348,000 for the same periods in 2003, respectively, due to the improved quality of the loan portfolio.

Non-interest income for the nine months ended September 30, 2004 decreased by $285,073 or 37% to $491,364 compared to $776,437 for the same period in 2003. Non-interest income decreased by $170,607 or 57% to $128,841 for the three months ended September 30, 2004, compared to $299,448 for the same period in the prior year. Lower fee income from the sale of mortgages into the secondary market was the primary factor for the decrease over the prior periods.

Non-interest expenses for the three and nine months ended September 30, 2004 were $788,701 and $2,451,449, respectively, an increase over the same periods last year of 22% and 11%, respectively. The increases were due primarily to increases in personnel costs related to enhancing commercial lending presence.

FOR IMMEDIATE RELEASE

Ridgestone Financial Services, Inc.
13925 W. North Avenue
Brookfield, Wisconsin 53005
Telephone: (262) 789-1011
Contact: Paul E. Menzel, Chairman

RIDGESTONE FINANCIAL REPORTS A DECREASE IN NET INCOME FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004

Deposits were $76.4 million at September 30, 2004 compared to $72.7 million at December 31, 2003. Gross loans outstanding were $79.5 million at September 30, 2004 compared to $75.1 million at December 31, 2003. Total assets grew by $5.6 million or 6% to $93.9 million at September 30, 2004 compared to $88.3 million at December 31, 2003.

Book value was $9.64 per share as of September 30, 2004 compared to $9.29 per share for the same period last year.

RidgeStone Financial Services, Inc. is a bank holding company in Brookfield, Wisconsin. The Company is the parent company of RidgeStone Bank, a community bank with two locations. The Company’s stock is traded in the over-the-counter market and quoted on the OTC Bulletin Board under the symbol RFSV.

Note Regarding Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “believes,” “anticipates,” “expects,” or other words of similar import. Similarly, statements that describe the Company’s future plans, objectives, goals, and performance or operating expectations are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those contemplated in the forward-looking statements. Such risks include, among others: interest rate trends, the general economic climate in the Company’s market area, loan delinquency rates, the ability to attract new customers, competition and legislative enactments or regulatory changes which adversely affect the business of the Company and/or RidgeStone Bank. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements. The forward-looking statements included herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

RIDGESTONE FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
September 30, 2004 and December 31, 2003

	September 30, 2004 (Unaudited)	December 31, 2003
ASSETS
Cash and due from banks	$3,845,666	$2,955,356
Federal funds sold	2,375,000	2,278,000
Short-term investments	--	500,000

Total cash and cash equivalents	6,220,666	5,733,356
Interest bearing deposits in banks	--	551,079
Available for sale securities-stated at fair value	2,008,881	750,060
Loans receivable	79,475,494	75,126,628
Less: Allowance for estimated loan losses	(700,111)	(729,643)

Net loans receivable	78,775,383	74,396,985
Mortgage loans held for sale	--	650,000
Premises and equipment, net	2,530,209	2,501,472
Cash surrender value of life insurance	2,422,348	2,360,515
Accrued interest receivable and other assets	1,950,323	1,379,232

Total Assets	$93,907,810	$88,322,699

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Demand	$14,334,618	$14,249,810
Savings and NOW	31,247,930	27,282,946
Other Time	30,793,528	31,123,775

Total deposits	76,376,076	72,656,531
Federal funds purchased	--	--
Other borrowings	6,000,000	4,500,000
Accrued interest payable and other liabilities	1,671,399	1,718,084
Guaranteed preferred beneficial interests in the
corporation's subordinated debentures	1,500,000	1,500,000

Total Liabilities	85,547,475	80,374,615

STOCKHOLDERS' EQUITY
Preferred stock, no par value, 2,000,000 shares authorized,
no shares issued	--	--
Common stock, no par value: 10,000,000 shares authorized;
917,606 and 897,241 shares issued, respectively	8,755,075	8,574,703
Retained earnings (Accumulated deficit)	89,883	(133,664)
Treasury stock, at cost, 50,000 shares	(493,015)	(493,015)
Accumulated other comprehensive income	8,392	60

Total Stockholders' Equity	8,360,335	7,948,084

Total Liabilities and Stockholders' Equity	$93,907,810	$88,322,699

RIDGESTONE FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
Three and Nine Months Ended September 30, 2004 and 2003

	Three Months Ended		Nine Months Ended
	September 30, 2004 (Unaudited)	September 30, 2003	September 30, 2004 (Unaudited)	September 30, 2003
Interest income
Interest and fees on loans	$1,106,605	$1,203,047	$3,184,206	$3,745,360
Interest on federal funds sold	2,509	13,867	17,541	13,870
Interest on securities	27,041	--	76,396	--
Interest on deposits in banks	--	3,042	1,202	4,175

Total interest income	1,136,155	1,219,956	3,279,345	3,763,405
Interest expense
Interest on deposits	276,087	320,450	810,782	906,572
Interest on borrowed funds	31,168	14,013	96,559	157,532
Interest on preferred securities	26,250	27,125	78,750	27,125

Total interest expense	333,505	361,588	986,091	1,091,229
Net interest income before provision
for loan losses	802,650	858,368	2,293,254	2,672,176
Provision for loan losses	--	273,000	--	348,000

Net interest income after provision
for loan losses	802,650	585,368	2,293,254	2,324,176
Non-interest income
Secondary market loan fees	7,917	182,489	118,600	414,569
Gain on sale of other real estate	--	--	--	13,638
Service charges on deposit accounts	52,846	42,878	152,340	117,734
Gain on sale of available for sale securities	--	5,290	--	5,290
Increase in cash surrender value	19,155	31,500	85,155	94,500
Other income	48,923	37,291	135,269	130,706

Total non-interest income	128,841	299,448	491,364	776,437
Non-interest expense
Salaries and employee benefits	446,169	359,361	1,448,026	1,253,963
Occupancy and equipment expense	65,616	48,978	190,991	171,644
Other expense	276,916	236,557	812,432	788,515

Total non-interest expense	788,701	644,896	2,451,449	2,214,122
Income before income taxes	142,790	239,920	333,168	886,491
Provision for income taxes	59,757	81,801	109,622	311,824

Net income	$83,033	$158,119	$223,546	$574,667

Earnings per share - Basic	$0.10	$0.19	$0.26	$0.66
- Diluted	$0.09	$0.17	$0.23	$0.60
Average shares outstanding	867,381	845,116	858,348	866,692